UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/24/2006

A.D.A.M., Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26962

Georgia	58-1878070
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1600 Riveredge Parkway, Suite 800, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

770-980-0888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Effective March 24, 2006, the Board of Directors of A.D.A.M., Inc. (the "Company"), elected Kevin S. Noland, President and Chief Executive Officer, to serve until the next annual meeting of the Company's shareholders and until his successor has been elected and qualified. Mr. Noland has not been elected to any committee of the Board.

Mr. Noland was appointed the Company's Chief Executive Officer in January 2006 and continues to serve as the Company's President (since January 2004). He held the title of Chief Operating Officer of the Company from 2000 through 2005. He served as the Company's Director of Marketing from 1996 to 1998 and was named Vice President of Marketing and Corporate Communications in 1999. Mr. Noland has an employment agreement with the Company, pursuant to which the Compensation Committee of the Board has approved an annual base salary for Mr. Noland of $225,000.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., Inc.

Date: April 05, 2006	By:	/s/ Robert S. Cramer, Jr.
Robert S. Cramer, Jr.
Chairman